UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2020

MTBC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTBC	Nasdaq Global Market
11% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	MTBCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As further noted in Item 8.01 below, on April 11, 2020, Mr. Howard L. Clark, Jr., an independent director of MTBC, Inc. (the “Company”), died unexpectedly. Mr. Clark was the Chairman of the Company’s Audit Committee and a member of the Company’s Nominating and Corporate Governance Committee.

On April 13, 2020, the Company notified the Nasdaq Stock Market (“Nasdaq”) of Mr. Clark’s death and that, because of the loss, (i) the Company did not comply with Nasdaq Listing Rule 5605(b)(1), requiring that a majority of the Company’s board of directors consist of independent directors, and (ii) the Company did not comply with Nasdaq Listing Rule 5605(c)(2)(A), requiring that the Company’s Audit Committee consist of at least three members.

Pursuant to the Nasdaq Listing Rules, though the Company will act expeditiously to fill the vacancy, the Company will have until at least October 8, 2020 to regain compliance. The Company’s board of directors is actively searching for a suitable and qualified independent director to replace Mr. Clark.

Item 8.01 Other Events

The Company deeply regrets to announce that Mr. Howard L. Clark, Jr., a respected director of the Company, died unexpectedly on April 11, 2020. Mr. Clark had been a director of the Company since October 2013.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTBC, Inc.

Date: April 16, 2020	By:	/s/ Stephen Snyder
Stephen Snyder
Chief Executive Officer

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